Exhibit 2

Name        Buy/Sell    Security   Trade Date  Quantity TradeAmount Unit Price

Shah Capital
Management   	Sell    Common Stock  6102013   1548       $27724      $17.91

Shah Capital
Management      Sell    Common Stock  6112013   572        $10158.54   $17.76